News Release
2000 W. Sam Houston Parkway South Suite 1700 Houston, TX 77042 713-267-7600 Tel
BRISTOW GROUP INC. REPORTS FISCAL 2006 FOURTH QUARTER
AND YEAR-END FINANCIAL RESULTS
HOUSTON (June 8, 2006) — Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2006 fourth quarter and year ended March 31, 2006.
Highlights included the following:
For the year ended March 31, 2006:
•	Net income of $57.8 million was up 12.1 percent over fiscal year 2005; earnings per diluted share of $2.45 rose 10.9 percent over the same period;

•	Total revenue in fiscal year 2006 increased by 14.1 percent to $768.9 million;

•	The revenue increase was driven primarily by significant improvements in the North America business unit complemented by growth in other business units;

•	Operating income improved substantially in the North America and Other International business units, offset by declines in South and Central America due to previously reported decreases in flight activity in Mexico and Brazil;

•	General and administrative costs for fiscal 2006 included $13.1 million ($0.43 per diluted share after tax) of costs related to the SEC and DOJ investigations, versus $2.2 million for fiscal 2005, which we expect to continue but to a lesser extent in future periods; and

•	The effective tax rate for fiscal 2006 was 22.3 percent due to reversal of reserves for tax contingencies, which is expected to continue in the next year, but to a more limited extent.
For the quarter ended March 31, 2006:
•	Net income of $17.8 million was up 34.7 percent over the March quarter a year ago; earnings per diluted share of $0.75 rose 33.9 percent for the same three-month period;

•	Total revenue of $201.3 million increased by 18.1 percent over the fourth quarter of fiscal year 2005 from growth in all business units;

•	The earnings improvement was driven primarily by increases in the Europe and Southeast Asia business units, partially offset by declines in North America;

•	General and administrative costs for the March 2006 quarter included $1.4 million ($0.05 per diluted share after tax) of costs related to the SEC and DOJ investigations, which we expect to continue but to a lesser extent in future periods; and

•	The effective tax rate for the March 2006 quarter of 18.8 percent was below the rate for the full fiscal year 2006 due to changes in estimates and had the effect of increasing net income by $800,000 ($0.03 per diluted share).
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Bristow Group Inc. Reports Fiscal 2006 Fourth Quarter and Year-End Financial Results	Page 2
William E. Chiles, president and chief executive officer of Bristow Group Inc., said, “In many ways, fiscal 2006 was a pivotal year for our Company. We made a number of significant organizational changes that improved our business culture and reinforced our uncompromising operating standards. In the process, we strengthened our management team, consolidated our business units, improved our reporting infrastructure and re-branded our worldwide operations under a single identity, vision, mission and set of core values. The strength of these financial results is an indication of these improvements. Given these positive changes, Bristow Group has entered fiscal year 2007 well positioned to capitalize upon the gains we have made over the past year and very strong market conditions.”
CONFERENCE CALL
Management will conduct a conference call starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Friday, June 9, 2006, to review financial results for the three months and fiscal year ended March 31, 2006. The conference call can be accessed as follows:
Via Webcast:
•	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com

•	Click on the link for “FY2006 Fourth Quarter Conference Call”

•	Webcast replay available approximately one hour after the call’s completion
Via Telephone within U.S.:
•	Toll free (888) 396-2356, passcode: 10560838

•	A telephone replay will be available through June 16, 2006 by dialing toll free (888) 286-8010, passcode: 64969461
Via Telephone outside the U.S.:
•	Dial (617) 847-8709, passcode: 10560838

•	A telephone replay will be available through June 16, 2006 by dialing (617) 801-6888, passcode: 64969461
ABOUT BRISTOW GROUP INC.
Bristow Group Inc. is a major provider of helicopter services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the U.S. Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s Common Stock trades on the New York Stock Exchange under the symbol BRS.
FORWARD-LOOKING STATEMENTS DISCLOSURE
Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include expected costs related to the SEC and DOJ investigations and effective tax rate. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on From 10-K for the year ended March 31, 2006. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Joe Baj — Bristow Group Inc.
(713) 267-7605
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(financial tables follow)

Bristow Group Inc. Reports Fiscal 2006 Fourth Quarter and Year-End Financial Results	Page 3
BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Gross revenue:
Operating revenue from non-affiliates	$170,591	$139,038	$636,887	$545,233
Operating revenue from affiliates	9,604	13,729	51,832	63,689
Reimbursable revenue from non-affiliates	19,770	16,846	75,861	61,969
Reimbursable revenue from affiliates	1,366	838	4,360	2,755

	201,331	170,451	768,940	673,646

Operating expenses:
Direct costs	137,336	117,970	512,518	454,836
Reimbursable expense	20,411	17,420	78,525	63,303
Depreciation and amortization	10,096	8,873	42,256	40,693
General and administrative	15,943	12,161	61,948	45,245
Loss (gain) on disposal of assets	(1,378)	138	(102)	(8,039)

	182,408	156,562	695,145	596,038

Operating income	18,923	13,889	73,795	77,608
Earnings from unconsolidated affiliates, net of losses	4,988	3,910	6,758	9,600
Interest income	1,280	1,020	4,159	3,188
Interest expense	(3,401)	(3,695)	(14,689)	(15,665)
Other income (expense), net	304	912	4,612	(1,126)

Income before provision for income taxes and minority interest	22,094	16,036	74,635	73,605
Provision for income taxes	4,154	2,911	16,607	21,835
Minority interest	(135)	89	(219)	(210)

Net income	$17,805	$13,214	$57,809	$51,560

Net income per common share:
Basic	$0.76	$0.57	$2.48	$2.24

Diluted	$0.75	$0.56	$2.45	$2.21

Weighted average common shares outstanding:
Basic	23,361	23,304	23,341	23,041

Diluted	23,594	23,560	23,604	23,381

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Bristow Group Inc.	Page 4
Reports Fiscal 2006 Fourth Quarter and Year-End Financial Results
BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Flight hours (excludes unconsolidated affiliates):
Helicopter Services:
North America	32,966	25,767	142,409	118,371
South and Central America	9,271	9,044	38,469	42,351
Europe	9,325	8,035	38,648	35,542
West Africa	8,349	7,147	34,185	31,918
Southeast Asia	3,275	2,697	12,119	11,547
Other International	1,691	1,170	6,711	3,389

Consolidated total	64,877	53,860	272,541	243,118

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Gross revenue:
Helicopter Services:
North America	$58,014	$44,709	$228,584	$179,019
South and Central America	12,743	12,208	44,554	53,699
Europe	61,039	55,247	242,941	223,698
West Africa	27,536	25,645	107,411	94,432
Southeast Asia	16,882	13,907	61,168	53,024
Other International	10,582	6,990	35,339	21,344
EH Centralized Operations	15,329	12,802	54,933	56,169
Intrasegment eliminations	(16,950)	(16,076)	(65,876)	(60,567)

Total Helicopter Services	185,175	155,432	709,054	620,818
Production Management Services	18,007	15,718	68,170	58,982
Corporate	653	981	693	1,684
Intersegment eliminations	(2,504)	(1,680)	(8,977)	(7,838)

Consolidated total	$201,331	$170,451	$768,940	$673,646

Operating income:
Helicopter Services:
North America	$4,704	$6,620	$37,863	$25,977
South and Central America	3,036	2,551	5,042	12,083
Europe	10,078	7,685	30,630	29,374
West Africa	(277)	(356)	5,632	5,891
Southeast Asia	2,014	144	4,800	4,002
Other International	3,173	3,046	7,549	2,879
EH Centralized Operations	(2,167)	(4,196)	437	(4,441)

Total Helicopter Services	20,561	15,494	91,953	75,765
Production Management Services	1,652	922	5,327	3,907
Gain (loss) on disposal of assets	1,378	(138)	102	8,039
Corporate	(4,668)	(2,389)	(23,587)	(10,103)

Consolidated total	$18,923	$13,889	$73,795	$77,608

Operating margin:
Helicopter Services:
North America	8.1%	14.8%	16.6%	14.5%
South and Central America	23.8%	20.9%	11.3%	22.5%
Europe	16.5%	13.9%	12.6%	13.1%
West Africa	-1.0%	-1.4%	5.2%	6.2%
Southeast Asia	11.9%	1.0%	7.8%	7.5%
Other International	30.0%	43.6%	21.4%	13.5%
EH Centralized Operations	-14.1%	-32.8%	0.8%	-7.9%
Total Helicopter Services	11.1%	10.0%	13.0%	12.2%
Production Management Services	9.2%	5.9%	7.8%	6.6%
Consolidated total	9.4%	8.1%	9.6%	11.5%
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Bristow Group Inc.	Page 5
Reports Fiscal 2006 Fourth Quarter and Year-End Financial Results
BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	March 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$122,482	$146,440
Accounts receivable from non-affiliates, net of allowance for doubtful accounts of $4.6 million and $6.9 million, respectively	144,521	118,260
Accounts receivable from affiliates, net of allowance for doubtful accounts of $4.6 million and $2.4 million, respectively	15,884	15,579
Inventories	147,860	140,706
Prepaid expenses and other	16,519	11,459

Total current assets	447,266	432,444
Investments in unconsolidated affiliates	39,912	37,176
Property and equipment — at cost:
Land and buildings	40,672	32,543
Aircraft and equipment	838,314	827,031

	878,986	859,574
Less: accumulated depreciation and amortization	(263,072)	(250,512)

	615,914	609,062
Goodwill	26,837	26,809
Prepaid pension costs	37,207	36,543
Other assets	9,277	7,542

	$1,176,413	$1,149,576

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$49,714	$35,640
Accrued wages, benefits and related taxes	45,958	46,548
Income taxes payable	6,537	19,486
Other accrued taxes	6,471	6,269
Deferred revenues	9,994	12,411
Other accrued liabilities	22,596	28,221
Deferred taxes	5,025	6,709
Short-term borrowings and current maturities of long-term debt	17,634	6,413

Total current liabilities	163,929	161,697
Long-term debt, less current maturities	247,662	255,667
Accrued pension liabilities	136,521	157,999
Other liabilities and deferred credits	18,016	12,413
Deferred taxes	68,281	64,293
Minority interest	4,307	4,514
Commitments and contingencies
Stockholders’ investment:
Common Stock, $0.01 par value, authorized 35,000,000 shares; outstanding 23,385,473 shares in 2006 and 23,314,708 shares in 2005 (exclusive of 1,281,050 treasury shares)	234	233
Additional paid-in capital	158,762	157,100
Retained earnings	447,524	389,715
Accumulated other comprehensive loss	(68,823)	(54,055)

	537,697	492,993

	$1,176,413	$1,149,576

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